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                                                                     EXHIBIT 8.1


                          [ARTHUR ANDERSEN LETTERHEAD]


May 16, 2001


Towne Services, Inc.
3950 Johns Creek Court
Suite 100
Suwanee, GA  30024

Private Business, Inc.
9010 Overlook Blvd.
Brentwood, TN  37027



Ladies and Gentlemen:

This opinion ("Opinion") is being furnished to you in connection with the Form S-4 Registration Statement filed with the Securities and Exchange Commission (which contains a prospectus and registration statement) (the "Registration Statement") filed pursuant to the Agreement and Plan of Merger (the "Reorganization Agreement") dated as of April 12, 2001, among Private Business, Inc. ("Private Business"), Towne Services, Inc. ("Towne"), and Towne Acquisition Corporation, a wholly owned subsidiary of Private Business formed solely to effect the acquisition of Towne (the "Merger"). (The Registration Statement, the Reorganization Agreement, including all exhibits and attachments thereto, are referred to as the "Agreements.") The acquisition is expected to be completed on or about June 30, 2001 (the "Effective Time").

RELIANCE ON CERTAIN FACTS, ASSUMPTIONS, AND REPRESENTATIONS

In rendering our Opinion, we have relied upon the accuracy and completeness of the facts, assumptions, and representations (in each case, without regard to any limitation based on knowledge or belief, or similar limitation) contained in the Agreements or set forth or referenced in the representation letters received from Private Business and Towne, dated May 16, 2001 (the "Representation Letters"). Private Business and Towne have represented that such facts, assumptions, and representations are true, correct, and complete. However, we have not independently audited or otherwise verified any of these facts, assumptions, or representations. A misstatement or omission of any fact or a change or amendment in any of the facts, assumptions, or representations upon which we have relied may require a modification of all or a part of the Opinion. In addition, the Opinion is based on such facts, assumptions, and representations as represented to us as of the date of this Opinion. Any changes in the facts, assumptions, or representations upon which we have relied between the date of this Opinion and the actual closing of the Merger may require a modification of all or part of the Opinion. We have no responsibility to update the Opinion for events, transactions, circumstances, or changes in any of such facts, assumptions, or representations occurring after this date.

We have assumed that original documents submitted to us (including signature thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof. Our opinion assumes that the Merger will be





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Towne Services, Inc. and Private Business, Inc.
Page 2 of 3
May 16, 2001



executed in accordance with Agreements and that the Agreements are legally valid and enforceable according to their terms. We have assumed that all covenants contained in the Agreements and the Representation Letters are performed without waiver or breach of any material provisions thereof.

Premise of Opinion

Our Opinion is based solely on our interpretation of the Internal Revenue Code of 1986, as amended (the "Code"); U.S. federal income tax regulations promulgated thereunder ("Treasury Regulations"); relevant judicial decisions; guidance issued by the Internal Revenue Service (the "Service") including revenue rulings and revenue procedures; and other authorities that we deemed relevant; in each case as of the date of this Opinion.

U.S. federal income tax laws and regulations, and the interpretations thereof, are subject to change, which changes could adversely affect this Opinion. If there is a change in the Code, the regulations thereunder, the administrative guidance issued thereunder, or in the prevailing judicial interpretation of the foregoing, the Opinion expressed herein would necessarily have to be reevaluated in light of any such changes. If requested, we will update our Opinion as of the date of the Merger, and address therein any changes to the prevailing authorities that occur between the date of this opinion and the date of the Merger. Otherwise, our Opinion is as of the date of this letter, and we have no responsibility to update this Opinion for changes in applicable law or authorities occurring after this date.

Our Opinion does not address the potential tax consequences of any transactions, events, or circumstances other than the Merger. Our Opinion is limited to the specific U.S. federal income tax consequences of the Merger set forth below. Accordingly, no opinion is expressed as to the tax consequences of the reverse stock split to be undertaken by Private Business, the exercise of dissenters' rights by Private Business shareholders in respect of the Merger, or the utilization of any attributes of Towne, Private Business, or any affiliate thereof following the Merger. Further, the Opinion does not address the U.S. federal income tax consequences of the Merger to any Towne common shareholder that has a special status, including (without limitation) any of the persons listed as having a special status in the "United States Federal Income Tax Consequences of the Merger" section of the Registration Statement.

In addition, our Opinion does not address any non-income, state, local, or foreign tax consequences of the Merger. We also express no opinion on non-income tax issues, such as corporate law or securities matters. Accordingly, we express no opinion, as a matter of the U.S. securities laws, concerning the adequacy and sufficiency of any disclosure concerning tax matters in the Registration Statement.

Our Opinion is not binding on the Service, and there can be no assurance that the Service will not take positions contrary to such Opinion or will not be successful in sustaining such contrary positions. However, should the Service challenge the U.S. federal income tax treatment of the matters discussed below, our Opinion reflects our assessment of the probable outcome of litigation based solely on an analysis of the existing authorities relating to such matters.





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Towne Services, Inc. and Private Business, Inc.
Page 3 of 3
May 16, 2001



OPINION

Based upon all of the foregoing, it is our opinion with respect to the Merger that:

1. For United States federal income tax purposes, the Merger should qualify as a "reorganization" as defined in Section 368(a); and

2. The discussion entitled "United States Federal Income Tax Consequences of the Merger" contained in the Registration Statement, insofar as it relates to the U.S. federal income tax consequences of the Merger, is accurate in all material aspects with respect to its conclusions in the subsections entitled "Tax Implications to Towne Common Shareholders," "Tax Implications to Towne Preferred Shareholder," and "Recognition of Gain or Loss by Private Business and Towne," subject to the qualifications and limitations set forth therein.

                                     * * * *

This Opinion is solely for the benefit of Towne and Private Business and is not intended to be relied upon by anyone other than Towne and Private Business. You have our express consent to inform Towne and Private Business shareholders of our Opinion by including copies of this letter as an exhibit to the S-4 filing. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within in the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except to the extent expressly permitted hereby, and without the prior written consent of this firm, this letter may not be quoted in whole or in part or otherwise referred to in any documents or delivered to any other person or entity. Any such authorized other party receiving a copy of our opinion must consult and rely upon the advice of their own counsel, accountant, or other advisor. However, disclosure by Private Business, Towne, and their affiliates to a taxing authority is permitted. Notwithstanding anything herein to the contrary, (i) no restriction herein is intended to be nor shall be construed as a condition of confidentiality as such term is used in sections 6011, 6111, 6112 and the regulations thereunder; and (ii) Private Business, Towne, and their affiliates have Andersen's authorization to disclose to any and all persons, without limitation of any kind, any entity, plan, arrangement or merger referenced in this document it being any such other corporation's duty to ascertain whether any further authorization is needed from Private Business, Towne, and their affiliates or others.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP